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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 30, 1999 relating to the supplemental consolidated financial statements for the year ended December 31, 1998 which appears in Greater Bay Bancorp's Current Report on Form 8-K filed July 1, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California


January 7, 2000